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                                                                   Exhibit 10.26

                                    KEYCORP

                      SUPPLEMENTAL RETIREMENT BENEFIT PLAN

                            RESTATED AUGUST 16, 1990

                                    PREAMBLE


     The purpose of this Supplemental Retirement Benefit Plan is to provide certain employees with supplemental retirement benefits. It is intended that this Plan will aid in attracting and retaining employees of exceptional ability by providing them with this benefit. This Plan is effective as of January 1, 1981.

                                   ARTICLE I

                                  DEFINITIONS

     For the purposes herein, the following terms shall have the meaning indicated:

     1.1 BOARD. "Board" shall mean the Board of Directors of KeyCorp as from time to time constituted.

     1.2 CREDITED SERVICE. "Credited Service" shall mean the same period of time as constitutes Credited Service for that Participant under the Pension Plan except that:

           (a)   It shall not be subject to a thirty-five (35) year maximum, and

           (b) It shall continue to accrue during periods of total and permanent disability to the extent provided by Article VI hereof.



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     1.3   EFFECTIVE DATE. "Effective Date" shall mean January 1, 1981.

     1.4 EMPLOYEE. "Employee" shall mean any person regularly employed by the Employer, including officers, but not including directors unless a director is also an officer or employee of the Employer, nor attorneys or other persons doing independent professional work who are retained by the Employer.

     1.5 EMPLOYER. "Employer" shall mean KeyCorp and all of its wholly owned subsidiaries, each with respect to its own Employees.

     1.6 FINAL AVERAGE SALARY. "Final Average Salary" shall mean the average of the annual Salary of a Participant for the highest three (3) calendar years out of the last five (5) calendar years preceding the Participant's termination of employment; if the Participant has less than three (3) years of employment, the average shall be for all of the Participant's years of employment. If the Participant is not compensated for all or a part of a year in such period because of an absence, the number of complete months in which the Participant received no compensation during such year shall be disregarded in determining Final Average Salary.

     1.7 INCENTIVE COMPENSATION. "Incentive Compensation" shall mean amounts payable to a Participant under the KeyCorp Executive Incentive Compensation Plan.




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     1.8    PARTICIPANT. "Participant" shall mean an Employee entitled to participate in this Plan in accordance with Article II hereof.

     1.9 PENSION PLAN. "Pension Plan" shall mean the KeyCorp Pension Plan as amended from time to time.

     1.10 PLAN. "Plan" shall mean the KeyCorp Supplemental Retirement Benefit Plan for Key Executives as contained herein or as amended from time to time.

     1.11   PLAN YEAR. "Plan Year" shall mean the calendar year.

     1.12 SALARY. "Salary" shall mean the base salary and Incentive Compensation of an Employee exclusive of bonuses, overtime pay and other extra compensation. For this purpose, the basic salary of an Employee shall include:

            (a) Amounts that are the subject of a deferred compensation agreement between the Employee and the Employer;

            (b) Amounts that are the subject of a Salary Reduction Agreement within the meaning of the Keycorp Profit Sharing Plus Plan; and

            (c) Amounts that are the subject of a salary reduction arrangement between the Employee and the Employer in accordance with Internal Revenue Code Section 125.

     1.13 SERVICE. "Service" shall mean the same period of time as constitutes Service for that Participant under the Pension Plan.



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                                   ARTICLE II

                                 PARTICIPATION

     2.1   GENERAL RULE.

           (a) PARTICIPATION PRIOR TO JANUARY 1, 1988. Each Employee who was a Participant as of December 31, 1987 shall continue to be a Participant provided that he continues to meet the requirement for eligibility.

           (b) PARTICIPATION SUBSEQUENT TO DECEMBER 31, 1987. Except as may be provided in an applicable Appendix to the Plan, any other Employee shall become a participant on the January 1 coincident with or next following his designation by the Board as being eligible for benefits under the Plan.

     2.2 REEMPLOYMENT OF PARTICIPANT. A Participant who has terminated his employment and subsequently is reemployed shall become a Participant immediately upon his reemployment provided that the Board again designates him for participation in the Plan.

     2.3 PROSPECTIVE CHANGES IN PARTICIPATION REQUIREMENTS. The Employer, in its sole discretion, reserves the right to alter the requirements for participation in Section 2.1 at any time and from time to time; provided, however, that any such change shall not cause any Employee who became a Plan Participant hereunder prior to the effective date of such change to become ineligible hereunder by virtue of such change.





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     2.4   VESTING. A Participant shall be one hundred percent (100%) vested in benefits under this Plan upon completion of five (5) years of Credited Service.


                                  ARTICLE III

                             RETIREMENT CONDITIONS

     3.1 NORMAL RETIREMENT. Except as may be provided in an applicable Appendix to the Plan, the Normal Retirement Date of a Participant shall be the earliest of:

           (a) The first day of the month coinciding with or next following the date he attains the age of sixty-five (65); or

           (b) The first day of the month coinciding with or next following the date that the Participant both attains the age of sixty-two (62) and completes fifteen (15) years of Credited Service.

     3.2 DELAYED RETIREMENT DATE. Participant may continue in the employment of the Employer beyond his Normal Retirement Date, but, to the extent permitted by applicable law, he may continue in the employment of the Employer beyond his seventieth (70th) birthday only if agreed to by the Employer. To the extent permitted by applicable law, a Participant continuing in employment beyond his seventieth (70th) birthday shall retire from the employment of the Employer on the first day of the month coinciding with or next following the end of the last approved period of employment.





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     3.3   EARLY RETIREMENT DATE. A Participant may retire from employment of the Employer prior to his Normal Retirement Date, on the first day of any month coinciding with or following the date on which he has either attained the age of sixty (60), or both attained the age of fifty (50) and completed at least fifteen (15) years of Credited Service.



                                   ARTICLE IV

                             RETIREMENT ALLOWANCES

     4.1 NORMAL RETIREMENT ALLOWANCE. A Participant shall, upon retirement at his Normal Retirement Date, receive a monthly retirement allowance which shall commence on such retirement date and shall be payable in the form and over such duration as elected by the Participant. The amount of each such retirement allowance shall be equal to (a) plus (b) minus (c) as follows:

           (a) One-twelfth (1412) of seventy-five percent (75%) of his Final Average Salary reduced by TWO (2) PERCENTAGE POINTS FOR THE NUMBER OF YEARS BY WHICH THE PARTICIPANT'S TOTAL YEARS OF CREDITED SERVICE AT HIS NORMAL RETIREMENT DATE IS LESS THAN TWENTY-FIVE (25) years (rounded down to the nearest whole year), multiplied by a fraction, the numerator of which is the Participant's years of Credited Service earned prior to January 1, 1988, and the denominator of which is the Participant's total years of Credited Service at his Normal Retirement Date.



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           (b)   One-twelfth (1/12) of sixty-five percent (65%) of his Final
     Average Salary reduced by two and six-tenths (2.6) percentage points for the number of years by which the Participant's total years of Credited Service at his Normal Retirement Date is less than twenty-five (25) years (rounded down to nearest whole year), multiplied by a fraction, the numerator of which is the Participant's years of Credited Service earned after December 31, 1987, and the denominator of which is the Participant's total Years of Credited Service at his Normal Retirement Date.

           (c)   The sum of:

                 (i) His monthly retirement benefit under the Pension Plan determined at his Normal Retirement Date; and

                 (ii) His monthly Primary Social Security Benefit as defined in the Pension Plan.

     4.2 DELAYED RETIREMENT ALLOWANCE. Upon retirement after his Normal Retirement Date, a Participant shall receive a monthly allowance which shall commence on the first day of the month coincident with or next following the date of such retirement and shall be payable in the form and over such duration as elected by the Participant pursuant to Section 4.5. The amount of each such monthly retirement allowance shall be computed in the same manner as the Normal Retirement Allowance except that Final Average Salary and Credited Service will be determined as of the Delayed Retirement Date.





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     4.3   EARLY RETIREMENT ALLOWANCE. Upon retirement at his Early Retirement
Date, a Participant shall receive a monthly retirement allowance, which shall commence on the first day of any month coinciding with or preceding his Normal Retirement Date and shall be payable in the form and over such duration as elected by the Participant pursuant to Section 4.5. The amount of each such monthly retirement allowance shall be equal to the product of items (a), (b) and
(c) below:

           (a) A monthly retirement allowance determined in the same manner as for retirement at his Normal Retirement Date except that:

                 (i) Credited Service shall be determined as if the Participant had in fact continued in active employment until his Normal Retirement Date; and

                 (ii) Final Average Salary shall be determined as of the date of his actual retirement.

           (b) The ratio that the Participant's Credited Service to the date of his actual retirement bears to the Credited Service that he would have had if he had continued in employment until his Normal Retirement Date. For this purpose, the Normal Retirement Date of a Participant shall be the earliest date on which the Participant could have retired under Section 3.1.

           (c) Actuarial reduction factors which take into account the commencement of benefits prior to a Participant's Normal Retirement Date. Such actuarial




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     reduction factors shall be the same factors as are then applicable under the Pension Plan with respect to the commencement of benefits before a Participant's Normal Retirement Date under the Pension Plan.

     4.4 VESTED TERMINATION ALLOWANCE. A vested Participant, who terminates before his Early Retirement Date, shall receive a monthly retirement allowance, which shall commence on the first day of the month coinciding with or next following his sixty-fifth (65th) birthday and shall be payable in the form and over such duration as elected by the Participant pursuant to Section 4.5. The amount of each such monthly retirement allowance shall be equal to the product of items (a) and (b) below:

           (a) A monthly retirement allowance determined in the same manner as for retirement at his Normal Retirement Date except that:

                 (i) Credited Service shall be determined as if the Participant had in fact continued in active employment until his sixty-fifth (65th) birthday; and

                 (ii) Final Average Salary shall be determined as of the date of his actual termination.

           (b) The ratio that the Participant's Credited Service to the date of his actual termination bears to the Credited Service that he would have had if he had continued in employment until his sixty-fifth (65th) birthday.

     4.5 OPTIONAL METHODS OF RETIREMENT PAYMENTS. The benefits hereunder shall be paid in accordance with the optional



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method of retirement payment that has been elected by the Participant at the time of initial Plan participation. The Participant may elect one of the following payment forms:

           (a)   Joint and fifty percent (50%) survivor benefit.

           (b)   Joint and one hundred percent (100%) survivor benefit.

           (c)   Ten (10) year certain and life.

           (d)   Fifteen (15) year certain and life.

           (e)   Single life annuity.

     The same actuarial reduction factors and method of calculating actuarial equivalence under the KeyCorp Pension Plan (1989 Restatement) shall be applicable under this Plan. Any such optional method of retirement payment shall be the actuarial equivalent of the actual dollar amount of lifetime retirement allowance otherwise payable from this Plan after adjustment for the benefit payable from the KeyCorp Pension Plan (1989 Restatement) and the Primary Social Security Benefit.

     4.6 SPECIAL RULES WITH REGARD TO CALCULATION OF RETIREMENT ALLOWANCES. The following special rules shall be applicable with regard to the calculation of retirement allowances under the Plan:

           (a) A Participant's monthly retirement benefit under the Pension Plan shall mean the benefit to which the Participant is or, upon proper application, would be, entitled under the Pension Plan. For this purpose, the benefit to which the Participant would be entitled under the Pension Plan is the benefit which he could receive if he elected to




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     commence payments at the earliest time available under the Pension Plan, notwithstanding when he actually elects to have benefits commence.

           (b) The Participant's Primary Social Security Benefit shall mean the Primary Social Security Benefit payable, if proper application were made, when the Participant retires under this Plan.

     If a Participant is not eligible for such Primary Social Security Benefit upon his retirement under this Plan, and upon proper application would not be so entitled, then no Primary Social Security Benefit shall be taken into account under Section 4.1 until the earliest date at which he is eligible to receive such benefits if proper application were made. In such an event, the Primary Social Security Benefit to which such Participant is or, upon proper application, would be entitled at such earliest date shall be taken into account under Section 4.1 in calculating his benefits under this Plan from and after such date. Once such Primary Social Security Benefits are taken into account under Section 4.1, any subsequent change in the Participant's Primary Social Security Benefits (whether such change is the result of applying a cost-of-living increase, or recomputing the benefit based upon more recent compensation or otherwise) shall be disregarded.

           (c) If a Participant is not a participant in the Pension Plan, his benefit will be determined without




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     reference to the amount of his benefit under the Pension Plan specified in
     Section 4.1; provided, however, that if such Participant is a participant in a defined benefit pension plan qualified under Internal Revenue Code
     Section 401(a), maintained by the Employer or any subsidiary thereof, other than the Pension Plan, then the benefit payable to such Participant under such other plan, determined in accordance with subsection (a) above, shall be applied in lieu of the amount of his benefit under the Pension Plan specified in Section 4.1.

           (d) If a Participant is entitled to receive a benefit from the Pension Plan and also from another defined benefit pension plan qualified under Internal Revenue Code Section 401(a), maintained by the Employer or any subsidiary thereof, then the amount payable from such other plan, determined in accordance with subsection (a) above, shall be added to the amount of his benefit under the Pension Plan taken into account in accordance with Section 4.1.

           (e) Specific exceptions to the provisions of the Plan related to the calculation of Retirement Allowances shall be governed by the Appendices which are incorporated as part of this Plan.



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                                   ARTICLE V

                                 DEATH BENEFITS

     5.1   DEATH PRIOR TO RETIREMENT.

           (a) If a Participant dies in active employment and prior to becoming eligible for either an Early Retirement Allowance or a Normal Retirement Allowance hereunder, no death benefit shall be payable from this Plan.

           (b) If a Participant dies in active employment but after becoming eligible for either an Early Retirement Allowance or a Normal Retirement Allowance, and is survived by his spouse, a monthly retirement allowance shall be paid to his surviving spouse commencing on the first day of the month coincident with or next following his date of death and continuing on the first day of each month thereafter during his spouse's lifetime. Each such monthly retirement allowance shall equal seventy-five percent (75%) of the monthly retirement allowance to which the Participant would have been entitled had he retired on his date of death.

                 For the purpose of calculating this death benefit only, the following special rules apply with respect to the calculation of the Primary Social Security Benefit which the Participant would have been entitled to receive:

                 (i)   If both the Participant had attained his sixty-second
           (62nd) birthday and his spouse had attained her sixtieth (60th) birthday on the Participant's date of death, then the Primary Social

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           Security Benefit to which the Participant would have been entitled had he retired on his date of death instead of dying and then commenced receiving Social Security benefits will be applied.

                 (ii) In all other cases, the Primary Social Security Benefit shall be deemed to be zero.

     5.2 DEATH AFTER COMMENCEMENT OF RETIREMENT ALLOWANCE. Except as provided in Section 4.5, all rights to any benefits under the Plan will cease upon the death of any Participant for whom retirement allowances have commenced.



                                   ARTICLE VI

                              DISABILITY BENEFITS

     6.1 TOTAL AND PERMANENT DISABILITY DEFINED. Total and permanent disability shall mean such disability as, after the expiration of the waiting period provided by law, will entitle the Participant to receive disability benefit payments in accordance with Title II of the United States Social Security Act.

     6.2 TERMINATION PRIOR TO TEN (10) YEARS OF CREDITED SERVICE. A Participant who terminates his employment with the Employer because of total and permanent disability and who has completed less than ten (10) years of Credited Service at such time shall not thereby be entitled to any benefits from the Plan.



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     6.3   TERMINATION AFTER TEN (10) YEARS OF CREDITED SERVICE. A Participant
who terminates his employment with the Employer because of total and permanent disability and who has completed ten (10) or more years of Credited Service shall be subject to whichever of the following subsections shall be. applicable:

           (a) If he shall (after the applicable statutory waiting period) be continuously disabled and entitled to Social Security disability benefits until his attainment of age sixty-five (65), then he shall receive a monthly retirement allowance from this Plan commencing upon the first day of the month coincident with or next following the attainment of his sixty-fifth (65th) birthday and payable on the first day of each month thereafter for his remaining lifetime. Such monthly retirement allowance shall be determined in the same manner as for retirement at his Normal Retirement Date, except that:

                 (i) Credited Service shall be determined as if the Participant had in fact continued in active employment until his sixty-fifth (65th) birthday, and

                 (ii) Final Average Salary shall be determined as of the date of his actual termination of employment due to disability.

           (b) If he shall (after the applicable statutory waiting period) not be continually disabled and entitled to Social Security disability benefits until his attainment of age sixty-five (65), he shall not be entitled to a

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     disability benefit from this Plan, but shall be subject to the provisions of Section 6.4 hereof.

     6.4 RECOVERY FROM DISABILITY PRIOR TO NORMAL RETIREMENT DATE. If a Participant who became totally and permanently disabled thereafter recovers from such disability prior to attaining age sixty-five (65) (as evidenced solely by the fact that he is no longer eligible for Social security disability benefits), then his benefits from this Plan shall be determined as follows:

           (a) If he returns to employment with the Employer upon such recovery, then he shall not be entitled to any disability benefits in accordance with this Article VI. For the purpose of determining his entitlement to, and amount of, benefits under any other provision of this Plan, however, his period of Credited Service and Service shall include the period during which he was totally and permanently disabled.

           (b) If he fails to return to employment with the Employer upon such recovery, then he shall not be entitled to any disability benefits in accordance with this Article VI. This shall not, however, deprive him of the benefits, if any, to which he is otherwise entitled under this Plan based upon his age, Credited Service, Service and Final Average Salary, as of his termination of employment due to disability.



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                                  ARTICLE VII

                                 ADMINISTRATION

     7.1 CONTRIBUTIONS BY PARTICIPANTS. No contributions by Participants shall be required or permitted under this Plan.

     7.2   CONTRIBUTIONS BY EMPLOYER.

           (a) This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated employees.

           (b) The benefits provided by this Plan shall not be prefunded and a trust fund shall not be established to fund such benefits. The Employer will make each benefit payment directly to the Plan Participant when due and the Employer recognizes a general creditor claim against the Employer with respect to each benefit payment as and when due.

     7.3 DESIGNATION AND DUTIES OF ADMINISTRATOR. The Board shall designate the administrator of this Plan who shall administer this Plan and who shall serve until the Board designates another administrator. All decisions of such administrator with respect to the administration of this Plan shall be final and binding upon the Employer, the Participants and all other parties hereto.

     7.4 AMENDMENT. The Board shall have the right at any time, and from time to time, to amend, in whole or in part, any or all of the provisions of this Plan. However, no such amendment shall reduce or eliminate any benefit to which the



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Participant would then be entitled to receive (based upon his age, Credited
Service, Service and Final Average Salary as of the date of such amendment) as of the date of such amendment.

     7.5 PLAN TERMINATION. The Board shall have the right at any time to terminate this Plan. However, no such termination shall reduce or eliminate any benefit to which the Participant would then be entitled to receive (based upon his age, Credited Service, Service and Final Average Salary as of the date of such termination) as of the date of such termination.


                                  ARTICLE VIII

                               CLAIMS PROCEDURES

     8.1 CLAIM. The Committee shall establish rules and procedures to be followed by Participants and Beneficiaries in (a) filing claims for benefits, and (b) for furnishing and verifying proofs necessary to establish the right to benefits in accordance with the Plan, consistent with the remainder of this Article. Such rules and procedures shall require that claims and proofs be made in writing and directed to the Committee.

     8.2 REVIEW OF CLAIM. The Committee shall review all claims for benefits. Upon receipt by the Committee of such a claim, it shall determine all facts which are necessary to establish the right of the claimant to benefits under the provisions of the Plan and the amount thereof as herein provided within ninety
(90) days of receipt of such claim. If prior to the expiration of the initial ninety (90) day period, the



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Committee determines additional time is needed to come to a determination on the claim, the Committee shall provide written notice to the Participant, Beneficiary or other claimant of the need for the extension, not to exceed a total of one hundred eighty (180) days from the date the application was received.

     8.3 NOTICE OF DENIAL OF CLAIM. In the event that any Participant, Beneficiary or other claimant claims to be entitled to a benefit under the Plan, and the Committee determines that such claim should be denied in whole or in part, the Committee shall, in writing, notify such claimant that the claim has been denied, in whole or in part, setting forth the specific reasons for such denial. Such notification shall be written in a manner reasonably expected to be understood by such claimant and shall refer to the specific sections of the Plan relied on, shall describe any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and where appropriate, shall include an explanation of how the claimant can obtain reconsideration of such denial.

     8.4   RECONSIDERATION OF DENIED CLAIM.

           (a) Within sixty (60) days after receipt of the notice of the denial of a claim, such claimant or duly authorized representative may request, by mailing or delivery of such written notice to the Committee, a reconsideration by the Committee of the decision denying the claim. If the claimant or duly authorized representative fails to



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     request such a reconsideration within such sixty (60) day period, it shall be conclusively determined for all purposes of this Plan that the denial of such claim by the Committee is correct. If such claimant or duly authorized representative requests a reconsideration within such sixty (60) day period, the claimant or duly authorized representative shall have thirty
     (30) days after filing a request for reconsideration to submit additional written material in support of the claim, review pertinent documents, and submit issues and comments in writing.

           (b) After such reconsideration request, the Committee shall determine within sixty (60) days of receipt of the claimant's request for reconsideration whether such denial of the claim was correct and shall notify such claimant in writing of its determination. The written notice of decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based. In the event of special circumstances determined by the Committee, the time for the Committee to make a decision may be extended by an additional sixty (60) days upon written notice to the claimant prior to the commencement of the extension. If such determination is favorable to the claimant, it shall be binding and conclusive. If such determination is adverse to such claimant, it shall be



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     binding and conclusive unless the claimant or duly authorized representative notifies the Committee within ninety (90) days after the mailing or delivery to the claimant by the Committee of its determination that claimant intends to institute legal proceedings challenging the determination of the Committee and actually institutes such legal proceedings within one hundred eighty (180) days after such mailing or delivery.

     8.5 EMPLOYER TO SUPPLY INFORMATION. To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee of all matters relating to the retirement, death or other cause for termination of service of all Participants, and such other pertinent facts as the Committee may require.


                                   ARTICLE IX

                                 MISCELLANEOUS

     9.1 HEADINGS AND SUBHEADINGS. The headings and subheadings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

     9.2 GENDER AND NUMBER. Whenever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and whenever any words are used herein in



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the singular form they shall be construed as though they were also used in plural form in all cases where they would so apply.

     9.3 CONSTRUCTION OF PLAN. This Plan shall be construed according to the laws of the State of New York and all provisions hereof shall be administered according to the laws of such State.

     9.4 EMPLOYEE'S RIGHTS. Neither the establishment of this Plan, nor any modification thereof, nor the payment of any benefits, shall be construed as giving to an Employee or other person, any legal or equitable right against the Employer, or any officer or Employee thereof, except as herein provided. Under no circumstances shall the terms of employment of an Employee be modified or in any way affected hereby.

     9.5 VESTED INTEREST. No Plan Participant or other Employee shall have a vested interest with respect to this Plan except as specifically provided herein.

     9.6 RECEIPT OR RELEASE. Any payment to an Employee, contingent annuitant, beneficiary, or to their legal representatives, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Employer, who may require such Employee, contingent annuitant, beneficiary or legal representative, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Employer.

     9.7 SPENDTHRIFT CLAUSE. Except insofar as may be contrary to any applicable law, no payment of any benefit under the



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Plan shall be assignable and no such payment or contribution shall be subject to the claims of any creditor.

     9.8 FACILITY OF PAYMENTS. If any Employee, contingent annuitant or beneficiary is a minor or is, in the judgment of the administrator, otherwise legally incapable of personally receiving and giving a valid receipt for any payment due him under the Plan, the administrator may, unless and until claim shall have been made by a duly appointed guardian or legal representative of such person, make such payment or any part thereof to such person's spouse, child, parent, brother or sister, or other person deemed by the administrator to have incurred expense for or assumed responsibility for the expenses of such person. Any payment so made shall be in complete discharge of any liability under the Plan for such payment.

     9.9 DELEGATION OF AUTHORITY BY THE EMPLOYER. Whenever the Employer, under the terms of this Agreement, is permitted or required to do or perform any act or matter or thing, it shall be done and performed by any officer thereunto duly authorized by its Board of Directors.



PAGE 23 - SUPPLEMENTAL RETIREMENT BENEFIT PLAN

     IN WITNESS WHEREOF, KEYCORP has caused its corporate seal to be affixed hereto and these presents to be executed by its duly authorized corporate officers, this 16th day of August, 1990, to be effective as of September 1, 1990.




(Seal)                                    KEYCORP

ATTEST


/s/ Robert W. Bouchard                       By /s/ Victor J. Riley, Jr.
-------------------------------              -------------------------------
Secretary                                    Chairman, President and
                                             Chief Executive Officer




PAGE 24 - SUPPLEMENTAL RETIREMENT BENEFIT PLAN

                                   APPENDIX A



Special Provisions Applicable to Employees of Howe & Rusling, Inc.

1.   PARTICIPATION (PLAN REFERENCE: SECTION 2.1).

     The following Employees of Howe & Rusling, Inc. shall become Participants as of the date on which Howe & Rusling, Inc. became a wholly owned subsidiary of Key Advisory Services, Inc.:

     Thomas G. Rusling
     Jack L. Anderson
     Robert B. Wolf

2.   SERVICE AND CREDITED SERVICE (PLAN REFERENCE: SECTION I).

     For the purpose of determining the benefit payable to any Participant listed in Section 1 above, the Service and Credited Service of such a Participant shall be determined as if the Employer of each such Participant had been an Employer under the Pension Plan throughout the period that the Participant was in the employ of such Employer.

                                   APPENDIX B



Special Provisions Applicable to Listed Employees.

1.   PARTICIPATION (PLAN REFERENCE: SECTION 2.01).

     The following Employees shall be Participants in the Plan, notwithstanding the provisions of Section 2.01.

     Kevin I. Sullivan (IN PAY STATUS)
     Carl N. Wenger

2.   CREDITED SERVICE (PLAN REFERENCE: SECTION I).

     The Credited Service of a Participant whose name is listed in Section 1 above, who satisfies the requirements of Section 2.01, and who retires in accordance with the terms of Article III, shall be equal to the sum of (1) the Credited Service of such Participant under the Pension Plan plus (2) the period of years and months set forth opposite his name in this
     Section 2.

            Name                                     Additional Credited Service
     -----------------                               ---------------------------
     Kevin I. Sullivan                                   8 years, 6 months
     Carl N. Wenger                                      9 years, 11 months


3.   CALCULATION OF RETIREMENT ALLOWANCES (PLAN REFERENCE: SECTION 4.02).

     (a) For the purpose of determining the benefit payable hereunder to any Participant listed in Section 1 above but does not satisfy the requirements of Section 2 above, shall be equal to the difference between (1) the benefit that would be payable to such Participant under the Pension Plan if there were added to his Credited Service under the Pension Plan the period of years and months set forth opposite his name in Section 2 above and (2) the benefit payable to such Participant under the Pension Plan.

     (b) The benefits payable hereunder to a Participant whose name is listed in Section 1 above shall be reduced by the amount of any supplemental benefit payable to such Participant by any previous employer of such Participant that is intended to take into account the period of years and months set forth in Section 1 above opposite the name of such Participant.

                                   APPENDIX C

Special Provisions Applicable to Employees of Key Pacific Bancorporation and Its Subsidiaries.

1.   PARTICIPATION (PLAN REFERENCE: SECTION 2.1).

     The following Employees of Key Pacific Bancorporation, or its Subsidiaries, shall become Participants, or shall remain Participants, as the case may be, as of January 1, 1987:

     James J. Atkinson
     Stephen K. Foster

2.   SERVICE AND CREDITED SERVICE (PLAN REFERENCE: SECTION I).

     For the purpose of determining the benefit payable to any Participant listed in Section 1 above, the Service and Credited Service of such a Participant shall be determined as if the Employer of each such Participant had been an Employer under the Pension Plan throughout the period that the Participant was in the employ of such Employer.

                                   APPENDIX D



Special Provisions Applicable to Employees of National Commercial Bank and Trust Company.

1.   NORMAL RETIREMENT (PLAN REFERENCE: SECTION 3.1).

     The Normal Retirement Date of Participants who were members of the Retirement System of the National Commercial Bank and Trust Company on January 1, 1951, shall be the first day of the month coinciding with or next following the date that the Participant attains the age of sixty (60).

                                    KEYCORP
                         Certificate of the Resolution
                                 Adopted by the
                               Board of Directors


1. The Board of Directors of KeyCorp ("Board") has adopted the KeyCorp Supplemental Retirement Benefit Plan for Key Executives ("Plan") and the Board has the right to amend the Plan.

2. The Pension and Profit Sharing Committee, after due consideration, recommends two amendments of the Plan.

     Upon motion made and duly seconded, it was

           RESOLVED that the Board of Directors of KeyCorp approve amendments recommended by the Pension and Profit Sharing Committee to the KeyCorp Supplemental Retirement Benefit Plan for Key Executives, each to be effective as of July 1, 1990.

                 1. Amend the first clause of section 1.6, FINAL AVERAGE SALARY, to provide that Final Average Salary of a Participant during any three years of the five consecutive years preceding the Participant's termination of employment which results in the highest such average.

                 2. A participant shall be one-hundred percent (100%) vested in benefits under this Plan upon completion of five (5) years of credited service.

     I, ROBERT W. BOUCHARD, Secretary of KeyCorp, do hereby certify that the foregoing is a correct and complete copy of the resolution of the Board of Directors of KeyCorp duly adopted by a majority vote of all the members thereof at a meeting held on August 16, 1990, and that said resolution has not been rescinded and is still in full force and effect.

     WITNESS, my hand this 27th day of August, 1990.


                                        /s/ Robert W. Bouchard
                                        -------------------------
                                        Robert W. Bouchard
                                        Secretary, KeyCorp

(Seal)

                                AMENDMENT TO THE
                                     KEYCORP
                      SUPPLEMENTAL RETIREMENT BENEFIT PLAN


     WHEREAS, KeyCorp has established the KeyCorp Supplemental Retirement Benefit Plan (the "Plan"), and

     WHEREAS, the Board of Directors of KeyCorp has authorized its Compensation Committee to permit amendments to the Plan, and

     WHEREAS, the Compensation Committee of the Board of Directors of KeyCorp has authorized the execution of this Amendment,

     NOW, THEREFORE, pursuant to such action of the Compensation Committee, the Plan is hereby amended as follows:

     1. Article I shall be amended to add the following two (2) new definitions immediately prior to Section 1.1:

          1.0(a) "AVERAGE INTEREST CREDIT" shall mean the average of the Interest Credits (as defined in the Pension Plan) for the three
                 (3) consecutive calendar years ending with the year of termination.

          1.0(b) "AVERAGE TREASURY RATE" shall mean the average of the Treasury
                 Rates (as defined in the Pension Plan) for the three (3) consecutive calendar years ending with the year of termination.

     2. Section 1.2 shall be amended to delete the term Pension Plan in its entirety and to substitute therefore the "KeyCorp Pension Plan (1989 Restatement)."

     3. Section 1.7 is amended to delete in its entirety and to substitute therefore the following:

          "INCENTIVE COMPENSATION AWARD" shall mean an Incentive Compensation Award granted to a Plan Participant under the KeyCorp Short-Term Incentive Compensation Plan and/or KeyCorp Management Incentive Compensation Plan. For purposes of this Section 1.7 hereof, an Incentive Compensation Award shall be deemed to be for the year in which the Incentive Compensation Award is earned (without regard to the actual time of payment), provided, however, that in no event shall more than one Incentive Compensation Award be included in determining a Participant's Salary for any applicable year.

     4. Section 1.9 shall be amended to add the words "Cash Balance" immediately following the term KeyCorp and before the term Pension Plan, provided, however, that for purposes of determining a Participant's monthly Primary Social Security Benefit the term "Pension Plan" shall reference the KeyCorp Pension Plan (1986 Restatement) and further, for purposes of determining the actuarial reduction factors and method of calculating actuarial equivalence the term "Pension Plan" shall reference the KeyCorp Pension Plan (1989 Restatement).

     5. Section 1.12 shall be amended to include the word "Award" immediately following the term "Incentive Compensation" appearing in the second line of Section 1.12.

     6. Section 2.1 shall be amended to include the following new sentence at the end of such Section:

          Effective December 31, 1994, all new participation to the Plan shall cease, and only those individuals designated by the Employer as a Participant prior to December 31, 1994 shall continue to participate in the Plan.

     7. Section 4.2 shall be amended to delete it in its entirety and to substitute therefore the following:

          Upon retirement after his Normal Retirement Date, a Participant shall receive a monthly allowance which shall commence on the first day of the month coincident with or next following the date of such retirement and shall be payable in the form and over such duration as elected by the Participant pursuant to Section 4.5. The amount of each such monthly retirement allowance shall be computed in the same manner as the Normal Retirement Allowance except that Final Average Salary will be determined as of the Delayed Retirement Date. A Participant shall not accrue additional Credited Service beyond his Normal Retirement Date, unless the Participant has less than twenty-five (25) years of Credited Service; in which case such Participant shall continue to accrue Credited Service (up to a total of twenty-five (25) years), for purposes or reducing or eliminating the short service reductions of Section 4.1(a) and (b). Credited Service accrued after a Participant's Normal Retirement Date shall not be used in the multiplier fractions of Section 4.1(a) and (b).

     8. Section 4.3 shall be amended to add the following new paragraph at the end of such Section:

          Notwithstanding the foregoing, in calculating a Participant's Early Retirement Allowance under the terms of this Section 4.3, the Participant's monthly retirement allowance at his or her Normal Retirement Date for purposes of this Section 4.3 hereof shall be the Participant's monthly retirement allowance under the Pension Plan as of the Participant's Normal Retirement Date. In calculating this Normal Retirement Date benefit, if the Participant is not eligible for, or chooses not to elect his or her monthly retirement allowance under the provisions of Section 6.5(b) of the Pension Plan, such Participant's Pension Plan benefit as of his or her termination date shall be increased for purposes of this Plan with an imputed Average Interest Credit to reflect the Participant's benefit at his or her Normal Retirement Date and shall be converted to the form of a Single Life Annuity option using the Average Treasury Rate and the GATT Mortality Table.

     9. Section 4.5 is amended to delete it in its entirety and to substitute the following:

              4.5   (a)   IMMEDIATE PAYMENT UPON NORMAL RETIREMENT DATE OF
          PARTICIPANT. Subject to the provisions of Section 4.4 hereof, a Participant meeting the age and service eligibility requirements entitling a Participant to a Normal Retirement Allowance, shall receive an immediate distribution of his or her Normal Retirement Allowance upon the Participant's retirement or termination of employment in the form of a single life annuity, unless the Participant elects in writing a minimum of thirty days prior to his or her retirement or termination date to receive payment of his or her Normal Retirement Allowance under a different form of payment. The forms of payment from which a Participant may elect shall be identical to those forms of payment specified in the Pension Plan, provided, however, that the lump sum payment option available under the Pension Plan shall not be available under this Plan. Such method of payment, once elected by the Participant, shall be irrevocable.

          The same actuarial reduction factors and method of calculating actuarial equivalence under the former KeyCorp Pension Plan (1989 Restatement) shall be applicable under this Plan. Any such optional method of retirement payment shall be the actuarial equivalent of the actual dollar amount of lifetime retirement allowance otherwise payable from this Plan after adjustment for the benefit payable from the Pension Plan and the Primary Social Security Benefit.

                    (b) DEFERRED BENEFIT PAYMENT. A Participant who retires or terminates his or her employment with an Employer after meeting the age and service requirements for an Early Retirement Allowance, may elect to defer receipt of his or her Plan benefit until a date specified by the Participant, provided, (1) the Participant notifies the Employer in writing of his or her deferral election a minimum of one year prior to the Participant's retirement or termination of employment, (2) the Participant specifies the future date on which such Plan benefit is to be distributed and (3) the Participant commences distribution of his or her Plan benefit no later than the first day of the month immediately following the Participant's sixty-fifth (65th) birthday. The election to defer, once made by the Participant, shall be irrevocable.

                          Notwithstanding the foregoing, in the case of an "enforceable emergency", upon written application by the Participant to the Employer, the Employer in its sole discretion, may accelerate the distribution of the Participant's Plan benefit. For purposes of this Section 4.5, the term "unforeseeable emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant if such premature distribution were not permitted.

     10. The amendments set forth in Paragraphs 1, 3, 4, 5, 6, 7, 8, and 9 hereof shall be effective as of the first day of January 1995.

     11. The amendments set forth in Paragraph 2 hereof shall be effective as of the first day of January 1994.

     12. Except as specifically amended, the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, KeyCorp has caused this Amendment to the Plan to be executed by its duly authorized officer to be effective as of the first day of January 1995.




                                     KEYCORP

                                     By: /s/ Steven Bulloch
                                         ------------------------------

                                     Title: Assistant Secretary

                       THE SECOND AMENDMENT TO THE KEYCORP
                      SUPPLEMENTAL RETIREMENT BENEFIT PLAN


     WHEREAS, KeyCorp has established the KeyCorp Supplemental Retirement Benefit Plan ("Plan"), and

     WHEREAS, the Board of Directors of KeyCorp has authorized its Compensation Committee to approve amendments to the Plan, and

     WHEREAS, the Compensation Committee of the Board of Directors of KeyCorp has authorized the execution of this Second Amendment.

     NOW THEREFORE, pursuant to such action of the Compensation Committee, the Plan is amended as follows:

     1. Section 5.1(a) is amended to delete it in its entirety and to substitute therefore the following:

          "(a) If a Participant dies in active employment after completion of five or more years of Credited Service and is survived by a surviving spouse, a monthly retirement allowance shall be paid to the Participant's spouse commencing on the first day of the month coincident with or next following the Participant's date of death. Each such monthly retirement allowance shall equal 50 percent of the monthly retirement allowance to which the Participant would have been entitled had the Participant retired as of the Participant's Normal Retirement Date. Such death benefit shall be paid in the form of a single life annuity and shall be subject to distribution any time after the Participant's earliest retirement date.

                 For purposes of calculating the death benefit contained within this Section 5.1(a) only, the following shall apply:

                 (i) The Participant's Primary Social Security Benefit shall be calculated as if the Participant had retired as of his Normal Retirement Date,

                 (ii) The Participant's Pension Plan benefit shall be calculated under the provisions of Article IV of the Pension Plan as if the Participant had died on his Normal Retirement Date, with such Pension Plan benefit being increased for purposes of this Section 5.1(a) with an imputed Average Interest Credit to reflect the Participant's Normal Retirement Date monthly retirement benefit converted to a single life annuity option using the Average Treasury Rate and Gatt Mortality Tables.

                 (iii) The monthly retirement allowance paid to the Participant's spouse upon the Participant's death shall be reduced if paid prior to the Participant's Normal Retirement Date using those actuarial factors as are applicable under the KeyCorp Pension Plan (1989 Restatement)."

     2. Section 6.2 shall be amended to delete it in its entirety and to substitute therefore the following:

             "6.2 TERMINATION PRIOR TO FIVE (5) YEARS OF CREDIT SERVICE. A Participant who terminates his employment with the Employer because of total and permanent disability and who has completed less than five (5) years of Credited Service at such time shall not be entitled to any benefits from the Plan."

     3. The first paragraph of Section 6.3 shall be amended to delete it in its entirety and to substitute therefore the following:

             "6.3" TERMINATION AFTER FIVE (5) YEARS OF CREDITED SERVICE. A Participant who terminates his employment with the Employer because of total and permanent disability and who has completed five (5) or more years of Credited Service shall be subject to whichever of the following subsections shall be applicable:

          (a) If he shall (after the applicable statutory waiting period) be continuously disabled and entitled to Social Security disability benefits until his attainment of age sixty-five (65), then he shall receive a monthly retirement allowance from this Plan commencing upon the first day of the month coincident with or next following the attainment of his sixty-fifth (65th) birthday and payable on the first day of each month thereafter for his remaining lifetime. Such monthly retirement allowance shall be determined in the same manner as for retirement at his Normal Retirement Date, except that:

                (i) Credited Service shall be determined as if the Participant had in fact continued in active employment until his sixty-fifth (65th) birthday, and

                (ii) Final Average Salary shall be determined as of the date of his actual termination of employment due to disability.

          (b) If he shall (after the applicable statutory waiting period) not be continually disabled and entitled to Social Security disability benefits until his attainment of age sixty-five (65), he shall not be entitled to a disability benefit from this Plan, but shall be subject to the provisions of Section 6.4 hereof."

     IN WITNESS WHEREOF, KEYCORP has caused this Amendment to the Plan to be executed by its duly authorized officer as of this first day of August, 1996.

                                                 KEYCORP

                                                 By: /s/ Steven Bulloch
                                                     ---------------------------

                                                 Title: Assistant Secretary